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CONTENT
INFRASTRUCTURE

2003 i2 Employee Option Exchange Program

Agenda

- **Employee Option Exchange Program**
  - Overview
  - Impact on i2ers who elect to participate
  - Impact on i2ers who elect to ***NOT*** participate
  - Impact of potential Reverse Split on exchanged and non-exchanged options
  - Key Dates
  - Next Steps

Employee Stock Option Exchange Program Overview

- i2 is committed to recognizing and rewarding i2ers for their hard work and commitment to the organization
- Options are a component of employee's total compensation package. This opportunity is offered to i2ers to exchange current outstanding "underwater" options for options to be granted and priced in 2003
  - Many factors impacted the design of this program, including the performance of i2 over the past 18 months, the interest of employees and the interests of our stockholders
  - The conversion ratio is designed to help balance the interest of i2ers and the stockholders
- This program may lower the exercise price for some of your options, creating an opportunity to participate in any potential growth of the company
- There will be no loss of accumulated vesting

Employee Stock Option Exchange Program Overview

- This is a voluntary program; participation is not required
- All i2ers (other than contractors) are eligible to participate. Sanjiv has never been granted any options and Bill Beecher has elected not to participate. Members of the Board of Directors are not eligible
- Should you fail to make an election by the published deadline, you will be deemed to have elected to not participate in the Option Exchange program
- Deadline for Participation is Tuesday, January 14, 2003 at 11:59PM US Central Time

Employee Stock Option Exchange Program

- **For i2ers who elect to participate**
  - Options will be granted at a ratio based on the following conversion rate:

Option Exercise Price (per share):	*$3.00 or less (or Cash for Options Program option grants)	$3.01 to $5.00	*$5.01 to $10.00 (other than Cash for Options Program option grants)	$10.01 to $15.00	$15.01 or more
Ratio of New Option Grant share per exchanged option grant shares:	1-for-1	1-for-1.5	1-for-2	1-for-4	1-for-10

* Eligible Options granted under our Cash for Options Program on November 16, 2001 and December 21, 2001 with exercise prices of $7.27 and $6.58 per share, respectively, will be exchanged for New Option Grants using a 1-for-1 ratio of New Option Grant shares for exchanged option grant shares.

  - All Options granted on or after June 12, 2002 are automatically exchanged (Required Options)
  - Options granted prior to June 12, 2002 may be exchanged at the discretion of the individual i2er on a grant-by-grant basis

Employee Stock Option Exchange Program

- **For i2ers who elect to participate**
  - The new grant date will be no earlier than July 15, 2003, but no later than August 14, 2003, to comply with U.S. accounting regulations
  - The new exercise price is unknown – it will be the closing market price of i2's stock on the new grant date
  - No additional stock options will be granted until after the new grant date

Employee Stock Option Exchange Program

- **For i2ers who elect to participate**
  - The New Grants will have the original vesting commencement date of the cancelled grants, i.e. vesting credit will be given based on the original vesting start date
  - Your vesting schedule will change to the new i2 vesting schedule
      - 1% vested immediately upon grant
      - 24% of total options will vest one year from the original Vesting Commencement Date
      - The remaining options will vest in equal monthly installments for the next 36 months
    - Consequently, your new options will receive vesting credit as of the original vesting commencement date
  - Unlike i2 options granted prior to January 16, 2001, your New Option Grants will not include accelerated vesting if your employment is involuntarily terminated following a corporate transaction or change in control involving i2 (for details see the Plan Summary and Prospectus)
  - Unlike some options granted by companies we acquired, your New Option Grants will not provide for accelerated vesting upon a change of control or a subsequent termination of employment

Employee Stock Option Exchange Program

- **Example of an i2er and how his/her election to participate will impact their Stock Options**

	Grant Date	Options Granted	Exercise Price
Grant A	December 18, 2000	2,000	$45.01
Grant B*	November 16, 2001	1,000	$7.27
Grant C	February 18, 2002	1,000	$5.75
Grant D	June 20, 2002	2,400	$3.02

*** This grant was issued pursuant to our Cash for Options program**

- **If this i2er participates in the exchange program, he/she must exchange Grant D (a "Required Option") because it was granted after June 12, 2002**
- **i2er can choose to exchange Grants A, B, and C on a grant-by-grant basis**
- **The vesting commencement date for the new grants is the same as the original vesting commencement date of the exchanged grants**

Employee Stock Option Exchange Program

- **If this i2er elects to exchange all 4 grants in the exchange program, he/she will receive:**

	Grant Date	Options Granted	Exercise Price	Old to New	New Grant Size	Grant Price
		Old	Old		New	New
Grant A	December 18, 2000	2,000	$45.01	10 to 1	200	TBD
Grant B*	November 16, 2001	1,000	$7.27	1 to 1	1,000	TBD
Grant C	February, 18, 2002	1,000	$5.75	2 to 1	500	TBD
Grant D	June 20, 2002	2,400	$3.02	1.5 to 1	1,600	TBD
		6,400			**3,300**	

*** This grant was issued pursuant to our Cash for Options program**

- **This i2er exchanged 6,400 options and will receive 3,300 options with an exercise price equal to the closing market price of i2 stock on the new grant date**

Employee Stock Option Exchange Program

- **Impact of the election to participate on option vesting**
- **This illustration assumes the new grant date is July 18, 2003**
- **Illustration is for Grant A** (Vesting Commencement Date = 12/18/2000)

Old Vesting Schedule		New Vesting Schedule	
Options Granted	Vesting	Options Granted	Vesting
2,000	500 shares vested on 12/18/01	200	129 shares vest on 7/18/03 (the assumed new grant date)
	500 shares vest on 12/18/02		4 shares vest on the 18th day of each month thereafter until fully vested on 12/18/04
	500 shares vest on 12/18/03		
	500 shares vest on 12/18/04		

Employee Stock Option Exchange Program

- Impact of the election to participate on option vesting
- This illustration assumes the new grant date is July 18, 2003
- Illustration is for Grant B

Old Vesting Schedule		New Vesting Schedule	
Options Granted	Vesting	Options Granted	Vesting
1,000	100% vested as of July 23rd, 02	1,000	100% vested as of 7/18/03

Employee Stock Option Exchange Program

- **Impact of the election to participate on option vesting**
- **This illustration assumes the new grant date is July 18, 2003**
- **Illustration is for Grant C** (Vesting Commencement Date = 2/18/2002)

Old Vesting Schedule		New Vesting Schedule	
Options Granted	Vesting	Options Granted	Vesting
1,000	250 shares vest on February 18, 03	500	177 shares vest on 7/18/03 (the assumed new grant date)
	20 shares vest on the 18th day of each month thereafter until fully vested on 2/18/06		10 shares vest on the 18th day of each month thereafter until fully vested on 2/18/06

Employee Stock Option Exchange Program

- **Impact of the election to participate on option vesting**
- **This illustration assumes the new grant date is July 18, 2003**
- **Illustration is for Grant D** (Vesting Commencement Date = 6/20/2002)

Old Vesting Schedule		New Vesting Schedule	
Options Granted	Vesting	Options Granted	Vesting
2,400	600 shares vest on 6/20/03	1,600	400 shares will vest on 7/18/03
	50 shares vest on the 20th day of each month thereafter until fully vested on 6/20/06		33 shares vest on the 20th day each month thereafter until fully vested on 6/20/06

Employee Stock Option Exchange Program

- **For i2ers who elected to *NOT* participate**
  - Present stock option grants will retain all of their original terms, including grant date, exercise price, and vesting schedule
  - Eligibility for on-going grants is based on management discretion
  - The earliest opportunity to be granted new options will be February 2003

Employee Stock Option Exchange Program Impact of Reverse Split on options, both exchanged and not exchanged

- i2 is considering implementing a reverse stock split to increase our stock's trading price, which could happen after you have tendered your options but before you have received your New Option Grants. In that event, New Option Grants (as well as any option grants which are not exchanged) would be proportionately adjusted for the reverse stock split. To the extent you return an option grant with an exercise price per share greater than $3.00 (other than options granted pursuant to the Cash for Options Program), the exchange ratios discussed above will be applied prior to any adjustment required by any reverse stock split.

Employee Stock Option Exchange Program Impact of Reverse Split on options, both exchanged and not exchanged

- The following table shows the effect a reverse stock split would have on an Eligible Option Grant to purchase 5,000 shares of our common stock with an exercise price of $4.29 per share in the event that we effect a 1-for-5, 1-for-10, 1-for-15, or 1-for-20 reverse split of our common stock.

Reverse Stock Split Ratio	1-for-5	1-for-10	1-for-15	1-for-20
Original Option Exercise Price (prior to the exchange)	$4.29	$4.29	$4.29	$4.29
Revised Option Exercise Price (prior to the exchange)	$21.45	$42.90	$64.35	$85.80
Original Option Share Number	5,000 shares	5,000 shares	5,000 shares	5,000 shares
Revised Option Share Number (assuming option is not exchanged in the Offer)	1,000 shares	500 shares	334 shares	250 shares
Revised New Option Grant Share Number (assuming option is exchanged in the Offer)*	667 shares	334 shares	223 shares	167 shares

*If the original option grant is exchanged in the Offer for a New Option Grant, the exercise price will be equal to the closing sale price of our common stock as reported on the Nasdaq National Market (or such other market on which our shares are principally traded or quoted) on the date of grant.

Employee Stock Option Exchange Program

- **Key Dates**
  - June 12, 2002: Options granted on or after this date must be exchanged if you participate in the Stock Option Exchange Program
  - December 13, 2002: Offer to exchange options at i2 commences for i2ers
  - January 14, 2003: Last day for i2ers to elect to participate in the Stock Option Exchange Program
  - July 15, 2003: First possible date for the new stock option grant
  - August 14, 2003: Last possible date for the new stock option grant

Employee Stock Option Exchange Program

- **Next Steps**
  - Carefully read the instructions by accessing the Option Exchange Application using your confidential Common Sign On userid and password
  - Read the FAQ document posted on the i2 Shared Drive, Stock Information Folder
  - Consider any personal financial & tax implications
    - We recommend that you consult your personal tax, financial and legal advisors prior to participating
  - If you have additional questions, send an email to OptionExchange@i2.com
  - Decide to participate or not participate and let us know of your election by completing the election form on-line or via paper form